Exhibit 4.2

FORM OF STOCK CERTIFICATE

Certificate [B]-

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

DISCOVER FINANCIAL SERVICES

Incorporated Under the Laws of the State of Delaware

SHARES OF FIXED RATE NON-CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

This is to certify that                      is the registered owner of                      fully paid and non-assessable shares of the Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, with a liquidation preference of $1,000 per share, of Discover Financial Services, a Delaware corporation (the “Corporation”), the terms of which are provided for in the Corporation’s Amended and Restated Certificate of Incorporation including the Certificate of Designations of the Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B, transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated:             ,

By:		By:
	Name:		Name:
	Title:		Title:

(SEAL)

Countersigned and Registered:
Computershare Shareowner Services LLC
as Transfer Agent and Registrar

By:

(REVERSE OF CERTIFICATE)

DISCOVER FINANCIAL SERVICES

The Corporation will furnish without charge to each stockholder who so requests, a full statement of the powers, designations and any preferences, conversion and other rights, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation of the Corporation, as amended from time to time, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR

DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS

A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT -	as tenants by the entireties	(Custodian) (Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
	and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                          hereby sell(s), assign(s) and transfer(s) unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

                     shares represented by this Certificate and do(es) hereby irrevocably constitute and appoint                     , Attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated: ,
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever

2